Exhibit 2.1


                          STOCKHOLDER'S AGREEMENT


            THIS STOCKHOLDER'S AGREEMENT, dated as of January 23, 2001 (the "Agreement"), among Northrop Grumman Corporation, a Delaware corporation ("Parent"), NNG, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Holdco"), and Unitrin, Inc., a Delaware corporation (the "Stockholder"), a stockholder of Litton Industries, Inc., a Delaware corporation (the "Company"). Terms which are capitalized herein, and which are defined in the Amended Merger Agreement, shall have the meanings therein set forth.

                            W I T N E S S E T H:

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Holdco, LII Acquisition Corp., a Delaware Corporation ("Acquisition) and the Company are entering into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (the "Amended Merger Agreement"), which provides for (a) the Offer by Holdco to purchase all of the outstanding Shares and Preferred Shares of the Company, and (b) the mergers (the "Mergers") of: (i) Acquisition with and into the Company (the "Litton Merger") and (ii) a newly organized subsidiary of Holdco with and into Parent (the "Northrop Merger"). As the result of the Offer and the Mergers, all of the outstanding common stock of the Company and Parent will be owned by Holdco, which will change its name to Northrop Grumman Corporation, and each Share outstanding immediately prior to the Effective Time, together with the associated Right, (other than Shares held by Holdco and certain other Shares as provided in the Amended Merger Agreement) shall be converted into the right to receive the Cash Consideration.

            WHEREAS, as of the date hereof, the Stockholder and certain of its subsidiaries own (beneficially and of record) an aggregate of 12,657,764 Shares (all Shares so owned and which may hereafter be acquired by the Stockholder or any of its subsidiaries prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as the "Owned Shares", and all subsidiaries of the Stockholder owning Shares being referred to herein as the "Stockholder Subsidiaries");

            WHEREAS, as a condition to their willingness to enter into the Amended Merger Agreement, Parent, and Holdco have required that the Stockholder enter into this Agreement;

            WHEREAS, in order to induce Parent and Holdco to enter into the Amended Merger Agreement, the Stockholder is willing to enter into this Agreement; and

            WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Holdco and the Stockholder are entering into a Registration Rights Agreement and the Stockholder Subsidiaries are delivering to Parent and Holdco their irrevocable proxies, in the form attached hereto as Annex A.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Holdco and the Stockholder hereby agree as follows:

                                 ARTICLE I.

                       TRANSFER AND VOTING OF SHARES;
                   AND OTHER COVENANTS OF THE STOCKHOLDER

            SECTION 1.1. Tender of Shares. As promptly as practicable following the amendment of the Offer contemplated by Section 1.1(h) of the Amended Merger Agreement, and in no event later than the initial Expiration Date, the Stockholder shall, and shall cause the Stockholder Subsidiaries to, tender all of the Owned Shares pursuant to the Offer and shall, and shall cause the Stockholder Subsidiaries to,

      (a)(i) elect to receive, with respect to not less than 3,750,000 Shares in the aggregate, the Preferred Stock Consideration in exchange therefor; and (ii) specify Alternative A with respect thereto; and

      (b) with respect to the remainder of the Owned Shares, (i) elect to receive the Common Stock Consideration in exchange therefor; and (ii) specify Alternative A with respect thereto.

Stockholder shall not and shall cause the Stockholder Subsidiaries not to withdraw such tenders or elections unless this Agreement is terminated in accordance with its terms.

            SECTION 1.2. Voting of Shares. From the date hereof until the earlier to occur of the consummation of the Offer in which the Owned Shares are purchased and termination of the Stockholder's and the Stockholder Subsidiaries' covenants and agreements in Articles I and II pursuant to
Section 5.3 hereof (the "Term"), at any meeting of the stockholders of the Company, however called, the Stockholder shall, and shall cause the Stockholder Subsidiaries to, vote the Owned Shares (i) in favor of the Litton Merger and the Amended Merger Agreement, (ii) against any action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Amended Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Amended Merger Agreement which is considered at any such meeting of stockholders.

            SECTION 1.3. No Inconsistent Arrangements. Except as contemplated by this Agreement and the Amended Merger Agreement, the Stockholder shall not, and shall not permit any of the Stockholder Subsidiaries to, during the Term (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Owned Shares owned by it or any interest therein, or create or, except as set forth on Schedule 1.2 hereto, permit to exist any Encumbrance (as defined below) on the Owned Shares owned by it, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Owned Shares owned by it or any interest therein, (iii) grant any proxy, power-of- attorney or other authorization in or with respect to the Owned Shares owned by it, (iv) deposit the Owned Shares owned by it into a voting trust or enter into a voting agreement or arrangement with respect to the Owned Shares owned by it, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Amended Merger Agreement. Notwithstanding the foregoing, the Stockholder or any of the Stockholder Subsidiaries may transfer all or any part of the Owned Shares to the Stockholder or any direct or indirect subsidiary of the Stockholder, provided that any such subsidiary shall first have delivered its irrevocable proxy to Holdco in the form attached hereto as Annex A.

            SECTION 1.4. Proxy. The Stockholder hereby revokes, and agrees to cause each of the Stockholder Subsidiaries to revoke, any and all prior proxies or powers of attorney in respect of any of the Owned Shares and the Stockholder hereby constitutes and appoints, and shall cause each of the Stockholder Subsidiaries to constitute and appoint, Holdco and Parent, or any nominee of Holdco and Parent, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of the Owned Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company only as to the matters and in the manner provided by Section 1.2.

            THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

            SECTION 1.5. Stop Transfer. The Stockholder shall not, and shall cause each of the Stockholder Subsidiaries not to, request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Owned Shares, unless such transfer is made in compliance with this Agreement.

            SECTION 1.6. No Solicitation. During the Term, the Stockholder shall not, nor shall it permit or authorize any of the Stockholder Subsidiaries or any of its or their officers, directors, employees, agents or representatives (collectively, the "Representatives") to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries regarding, or the submission of, any proposal for a Third Party Acquisition or (ii) enter into any agreement with respect to any proposal for a Third Party Acquisition or approve or resolve to approve any proposal for a Third Party Acquisition; provided, however, that nothing herein shall prevent the Stockholder or the Stockholder Subsidiaries from complying with their obligations under Section 13(d) of the Exchange Act. Upon execution of this Agreement, the Stockholder shall, and it shall cause the Stockholder Subsidiaries and each of its and their Representatives to, immediately cease any existing activities, discussions or negotiations with any parties with respect to any of the foregoing. The Stockholder shall promptly notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition including the terms and conditions thereof and the identity of the party submitting such proposal; and the Stockholder shall advise the Parent from time to time of the status and any material developments concerning the same.

                                ARTICLE II.

             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

            The Stockholder hereby represents and warrants to Parent and Holdco as follows:

            SECTION 2.1. Due Authorization, etc. The Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to tender, and cause the Stockholder Subsidiaries to tender, the Owned Shares in the Offer, appoint Holdco and Parent as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Holdco and Parent as Proxy for the Stockholder and the Stockholder Subsidiaries and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and the Stockholder Subsidiaries. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

            SECTION 2.2.  No Conflicts; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate any law applicable to the Stockholder or the Stockholder Subsidiaries or by which the Stockholder or the Stockholder Subsidiaries or the Stockholder's properties is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of the Stockholder or the Stockholder Subsidiaries, including, without limitation, the Owned Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder or any of the Stockholder Subsidiaries is a party or by which the Stockholder or any of the Stockholder's or any of the Stockholder Subsidiaries' assets is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by the Stockholder or any of the Stockholder Subsidiaries of the obligations to be performed by it under this Agreement.

            (b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder and the Stockholder Subsidiaries will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act or approvals or consents required under applicable antitrust or competition laws), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder or any of the Stockholder Subsidiaries of the Stockholder's obligations under this Agreement.

            SECTION 2.3. Title to Shares. The Stockholder or one of the Stockholder Subsidiaries is the sole record and beneficial owner of the Owned Shares (except that the Stockholder and/or the Stockholder Subsidiaries may be deemed to beneficially own all the Owned Shares), free and clear of any pledge, lien, security interest, mortgage, trust, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than as set forth on Schedule 2.3 hereto and other than restrictions imposed by the securities laws or pursuant to this Agreement and the Amended Merger Agreement, or that would not conflict with this Agreement or prohibit the Stockholder's and the Stockholder Subsidiaries' performance of its obligations hereunder.

            SECTION 2.4. Certain Commitments. The Stockholder hereby represents that neither the Stockholder nor any Stockholder Subsidiary is, and that from the date hereof through and including the Closing Date, neither the Stockholder nor any Stockholder Subsidiary or transferee of the Owned Shares shall become, subject to a binding commitment to sell, exchange or transfer by gift (or take any other action that would be treated for federal income tax purposes as a disposition of) any of the Preferred Stock Consideration or the Common Stock Consideration to be received by it pursuant to the Amended Merger Agreement.

                                ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF
                             HOLDCO AND PARENT

            Holdco and Parent hereby, jointly and severally, represent and warrant to the Stockholders as follows:

            SECTION 3.1. Due Organization, Authorization, etc. Holdco and Parent are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. Holdco and Parent have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Holdco and Parent have been duly authorized by all necessary corporate action on the part of Holdco and Parent, respectively. This Agreement has been duly executed and delivered by each of Holdco and Parent and constitutes a legal, valid and binding obligation of each of Holdco and Parent, enforceable against Holdco and Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

            SECTION 3.2.  No Conflicts; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by each of Holdco and Parent does not, and the performance of this Agreement by each of Holdco and Parent will not, (i) conflict with or violate any law applicable to it or by which it or any of its properties is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of Holdco or Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which Holdco or Parent or any of their assets are bound or affected.

            (b) The execution and delivery of this Agreement by Holdco and Parent does not, and the performance of this Agreement by Holdco and Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act or approvals or consents required under applicable antitrust or competition laws), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such person of its obligations under this Agreement.

                                ARTICLE IV.

                               SECURITIES ACT

            SECTION 4.1. Stockholder acknowledges that it has been advised by its counsel as to its ability and the ability of the Stockholder Subsidiaries to offer or sell shares of Holdco Common Stock or Holdco Preferred Stock without registration under the Securities Act of 1933. The Stockholder shall not, and it shall cause each of the Stockholder subsidiaries not to, acquire Holdco Common Stock or Holdco Preferred Stock pursuant to the Offer with a view to distribution, except in compliance with such Act.

                                 ARTICLE V.

                               MISCELLANEOUS

            SECTION 5.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Amended Merger Agreement.

            SECTION 5.2. Parent and Holdco Covenants. Parent and Holdco covenant and agree to: (i) use all reasonable efforts to cause the shares of Holdco Common Stock and Holdco Preferred Stock (subject to the listing requirements of the NYSE with respect to such Holdco Preferred Stock) to be issued in the Offer to be approved for listing on the NYSE, subject to official notice of issuance, prior to the purchase of Shares and Preferred Shares in the Offer or, in the case of the Holdco Preferred Stock, at the earliest time thereafter that such shares are eligible for such listing;
(ii) use all reasonable efforts to cause the stockholders of Parent or Holdco, as applicable, to approve the issuance of Holdco Common Stock upon conversion of the Holdco Preferred Stock at the 2001 annual meeting of stockholders of Parent or Holdco, as applicable; and (iii) amend or provide in the rights agreement to be entered into by Holdco ("Holdco Rights Agreement") prior to the Northrop Merger, if necessary, so that neither the Stockholder nor the Stockholder Subsidiaries, considered individually or taken together, shall constitute an Acquiring Person, as defined therein, solely by reason of: (a) the acquisition of Holdco Common Stock (including Holdco Common Stock issuable pursuant to the terms and provisions of Holdco Preferred Stock) pursuant to the Offer; (b) the acquisition of Holdco Common Stock pursuant to any stock dividend, stock split or other distribution made ratably to the stockholders of Holdco; (c) the repurchase by Holdco of its capital stock, by tender offer or otherwise or (d) any other action on the part of Holdco; and none of the foregoing shall cause the rights issued pursuant to the Holdco Rights Agreement to be distributed or become exercisable.

            SECTION 5.3. Termination. This Agreement and the proxies provided hereby or delivered pursuant hereto shall terminate and be of no further force and effect (i) upon the written mutual consent of the parties hereto; (ii) automatically and without any required action of the parties hereto upon termination of the Amended Merger Agreement; and (iii) at the election of the Stockholder at any time after September 15, 2001. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. In addition, the covenants and agreements of the Stockholder and the Stockholder Subsidiaries in Articles I, II and IV shall terminate (a) automatically and without any required action of the parties hereto upon the Effective Time; (b) at the election of the Stockholder if (X) Parent and Holdco shall enter into any amendment or provide any waiver of the Amended Merger Agreement, without the prior written consent of the Stockholder, if such amendment or waiver would: (i) change in any respect the amount or terms of the Holdco Common or Preferred Stock to be received by the Stockholder and the Stockholder Subsidiaries in the offer or merger or upon conversion of the Holdco Preferred Stock; (ii) change the tax treatment to the Stockholder or the Stockholder Subsidiaries, for United States federal income tax purposes, of the transactions contemplated hereby and by the Amended Merger Agreement; or (iii) otherwise materially adversely affect the interests of the Stockholder and the Stockholder Subsidiaries; (Y) Parent or Holdco shall take any action having any of the effects referred to in the foregoing clause (X) in breach of the Amended Merger Agreement or which would be in breach thereof but for a waiver given by the Company thereunder; or (Z) Parent or Holdco shall breach, in any material respect, the provisions of this Agreement.

            SECTION 5.4. Further Assurance. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement.

            SECTION 5.5. Certain Events. The Stockholder agrees that this Agreement and the Stockholder's obligations hereunder shall attach to the Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Owned Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of the Owned Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

            SECTION 5.6. No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            SECTION 5.7. Specific Performance. Each party acknowledges that if such party fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the others for which money damages would not be an adequate remedy. In such event, the Stockholder, Parent and Holdco agree that the other parties hereto shall have the right, in addition to any other rights each such party may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the breaching party hereby waives the claim or defense such party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

            SECTION 5.8. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

            (a)  If to Parent or Holdco:  Northrop Grumman Corporation
                                          1840 Century Park East
                                          Los Angeles, California  90067
                                          Telecopier:  310-556-4558
                                          Attention:  W. Burks Terry

                 with a copy to:          Gibson, Dunn & Crutcher LLP
                                          333 South Grand Avenue
                                          Los Angeles, CA  90071
                                          Telecopier:  213-229-6159
                                          Attention:  Andrew E. Bogen

            (b)  If to the Stockholder:   Unitrin, Inc.
                                          One East Wacker Drive
                                          Chicago, Illinois
                                          Telecopier:  (312) 661-4610
                                          Attention:  Eric J. Draut

                 with a copy to:          Skadden, Arps, Slate, Meagher & Flom
                                          (Illinois)
                                          333 W. Wacker Drive
                                          Chicago, IL  60606
                                          Telecopier:  312-407-0411
                                          Attention:  Charles W. Mulaney, Jr.
                                                      Brian W. Duwe


            SECTION 5.9. Expenses. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

            SECTION 5.10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 5.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

            SECTION 5.12. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is intended to confer rights or remedies hereunder only to the parties hereto and the Stockholder Subsidiaries.

            SECTION 5.13. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

            SECTION 5.14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

            SECTION 5.15. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and consented to in writing by the Company.

            SECTION 5.16. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            SECTION 5.17. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.


            IN WITNESS WHEREOF, Parent, Holdco and the Stockholder have caused this Agreement to be executed as of the date first written above.


                                    NORTHROP GRUMMAN CORPORATION


                                    By:    /s/ Albert Myers
                                       --------------------------------
                                    Name:  Albert Myers
                                    Title: Corporate Vice President and
                                             Treasurer


                                    NNG, INC.


                                    By:    /s/ Albert Myers
                                       --------------------------------
                                    Name:  Albert Myers
                                    Title: President


                                    UNITRIN, INC.


                                    By:    /s/ Eric J. Draut
                                       --------------------------------
                                    Name:  Eric J. Draut
                                    Title: Senior Vice President and
                                             Chief Financial Officer






                                  Annex A

                        STOCKHOLDER SUBSIDIARY PROXY

            Pursuant to the Stockholders Agreement dated as of January , 2001, (the "Agreement") among Northrop Grumman Corporation ("Parent"), NNG, Inc. ("Holdco"), and Unitrin, Inc. (the "Stockholder"), the undersigned , a corporation, hereby revokes any and all prior proxies or powers of attorney in respect of any of the Subject Owned Shares, as defined below, and constitutes and appoints Holdco and Parent or any company of Holdco and Parent, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney ("Proxy"), for and in its name, place and stead, to vote each of the Subject Owned Shares as its Proxy at every annual, special, adjourned or postponed meeting of the Stockholders of the Company, only as to the matters and in the manner provided in Section 1.2 of the Stockholders Agreement.

            This proxy and power of attorney are irrevocable and coupled with an interest throughout the Term, but shall be revoked, terminated and of no further force and effect automatically, and without further action of the parties, upon the termination of the Agreement or the Stockholder's and the Stockholder Subsidiaries' covenants and agreements in Articles I, II and IV of the Agreement.

            The undersigned represents and warrants that it is the owner, beneficially and of record of Shares. Such Shares are referred to herein as the "Subject Owned Shares".

            Terms used herein which are capitalized and which are in the Stockholders Agreement shall have the meanings therein specified.

            IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy the day of January, 2001.


                                    By:    ___________________________
                                    Name:  ___________________________
                                    Title: ___________________________






                        STOCKHOLDER SUBSIDIARY PROXY

      Pursuant to the Stockholders Agreement dated as of January 23, 2001, (the "Agreement") among Northrop Grumman Corporation ("Parent"), NNG, Inc. ("Holdco"), and Unitrin, Inc. (the "Stockholder"), the undersigned Trinity Universal Insurance Company hereby revokes any and all prior proxies or powers of attorney in respect of any of the Subject Owned Shares, as defined below, and constitutes and appoints Holdco and Parent or any company of Holdco and Parent, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney ("Proxy"), for and in its name, place and stead, to vote each of the Subject Owned Shares as its Proxy at every annual, special, adjourned or postponed meeting of the Stockholders of the Company, only as to the matters and in the manner provided in Section 1.2 of the Stockholders Agreement.

      This proxy and power of attorney are irrevocable and coupled with an interest throughout the Term, but shall be revoked, terminated and of no further force and effect automatically, and without further action of the parties, upon the termination of the Agreement or the Stockholder's and the Stockholder Subsidiaries' covenants and agreements in Articles I, II and IV of the Stockholder's Agreement.

      The undersigned represents and warrants that it is the owner, beneficially and of record of 5,052,686 Shares. Such Shares are referred to herein as the "Subject Owned Shares".

      Terms used herein which are capitalized and which are in the Stockholders Agreement shall have the meanings therein specified.


      IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy the 23rd day of January, 2001.



                                    TRINITY UNIVERSAL INSURANCE COMPANY


                                    By:    /s/ Eric J. Draut
                                       --------------------------------
                                    Name:  Eric J. Draut
                                    Title: Assistant Vice President







                        STOCKHOLDER SUBSIDIARY PROXY

      Pursuant to the Stockholders Agreement dated as of January 23, 2001, (the "Agreement") among Northrop Grumman Corporation ("Parent"), NNG, Inc. ("Holdco"), and Unitrin, Inc. (the "Stockholder"), the undersigned Union National Life Insurance Company hereby revokes any and all prior proxies or powers of attorney in respect of any of the Subject Owned Shares, as defined below, and constitutes and appoints Holdco and Parent or any company of Holdco and Parent, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney ("Proxy"), for and in its name, place and stead, to vote each of the Subject Owned Shares as its Proxy at every annual, special, adjourned or postponed meeting of the Stockholders of the Company, only as to the matters and in the manner provided in Section 1.2 of the Stockholders Agreement.

      This proxy and power of attorney are irrevocable and coupled with an interest throughout the Term, but shall be revoked, terminated and of no further force and effect automatically, and without further action of the parties, upon the termination of the Agreement or the Stockholder's and the Stockholder Subsidiaries' covenants and agreements in Articles I, II and IV of the Stockholder's Agreement.

      The undersigned represents and warrants that it is the owner, beneficially and of record of 326,197 Shares. Such Shares are referred to herein as the "Subject Owned Shares".

      Terms used herein which are capitalized and which are in the Stockholders Agreement shall have the meanings therein specified.


      IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy the 23rd day of January, 2001.



                                    UNION NATIONAL LIFE INSURANCE COMPANY


                                    By:    /s/ Eric J. Draut
                                       ----------------------------------
                                    Name:  Eric J. Draut
                                    Title: Assistant Vice President








                        STOCKHOLDER SUBSIDIARY PROXY

      Pursuant to the Stockholders Agreement dated as of January 23, 2001, (the "Agreement") among Northrop Grumman Corporation ("Parent"), NNG, Inc. ("Holdco"), and Unitrin, Inc. (the "Stockholder"), the undersigned United Insurance Company of America hereby revokes any and all prior proxies or powers of attorney in respect of any of the Subject Owned Shares, as defined below, and constitutes and appoints Holdco and Parent or any company of Holdco and Parent, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney ("Proxy"), for and in its name, place and stead, to vote each of the Subject Owned Shares as its Proxy at every annual, special, adjourned or postponed meeting of the Stockholders of the Company, only as to the matters and in the manner provided in Section 1.2 of the Stockholders Agreement.

      This proxy and power of attorney are irrevocable and coupled with an interest throughout the Term, but shall be revoked, terminated and of no further force and effect automatically, and without further action of the parties, upon the termination of the Agreement or the Stockholder's and the Stockholder Subsidiaries' covenants and agreements in Articles I, II and IV of the Stockholder's Agreement.

      The undersigned represents and warrants that it is the owner, beneficially and of record of 5,450,988 Shares. Such Shares are referred to herein as the "Subject Owned Shares".

      Terms used herein which are capitalized and which are in the Stockholders Agreement shall have the meanings therein specified.


      IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy the 23rd day of January, 2001.



                                    UNITED INSURANCE COMPANY OF AMERICA


                                    By:    /s/ Eric J. Draut
                                       --------------------------------
                                    Name:  Eric J. Draut
                                    Title: Assistant Vice President